Exhibit 5(b)

APPENDIX A

This APPENDIX A, dated as of             , 2010, is Appendix A to that certain Distribution Agreement dated as of October 1, 2008, between BlackRock Funds II and BlackRock Investments, LLC (formerly known as BlackRock Investments, Inc.).

BlackRock Funds II
AMT-Free Municipal Bond Portfolio
GNMA Portfolio
Government Income Portfolio
High Yield Bond Portfolio
Bond Portfolio
Intermediate Government Bond Portfolio
International Bond Portfolio
Inflation Protected Bond Portfolio
Kentucky Municipal Bond Portfolio
Low Duration Bond Portfolio
Managed Income Portfolio
Ohio Municipal Bond Portfolio
Total Return Portfolio II
Long Duration Bond Portfolio
Conservative Prepared Portfolio
Moderate Prepared Portfolio
Growth Prepared Portfolio
Aggressive Growth Prepared Portfolio
Prepared Portfolio 2010
Prepared Portfolio 2015
Prepared Portfolio 2020
Prepared Portfolio 2025
Prepared Portfolio 2030
Prepared Portfolio 2035
Prepared Portfolio 2040
Prepared Portfolio 2045
Prepared Portfolio 2050
Emerging Market Debt Portfolio
Strategic Income Portfolio
Income Portfolio
Income Builder Portfolio
Multi-Sector Bond Portfolio
Floating Rate Income Portfolio